AMENDED AND RESTATED BY-LAWS

                                       OF

                              PIONEER GROWTH TRUST












                                                        Adopted December 5, 1994

                                Table of Contents

                                                                      Page

ARTICLE I  OFFICES

         1        Principal Office.....................................1
         2        Other Offices........................................1

ARTICLE II  OFFICERS AND THEIR ELECTION

         1        Officers.............................................1
         2        Election of Officers.................................1
         3        Resignations and Removals............................1
         4        Vacancies............................................2

ARTICLE III  POWERS AND DUTIES OF OFFICERS AND TRUSTEES

         1        Trustees.............................................2
         2        Executive and Other Committees.......................2
         3        Chairman of the Trustees.............................2
         4        President............................................2
         5        Treasurer............................................2
         6        Secretary............................................3
         7        Vice Presidents......................................3
         8        Assistant Treasurer..................................3
         9        Compensation of Officers and Trustees and
                  Members of the Advisory Board........................3

ARTICLE IV  SHAREHOLDERS' MEETINGS

         1        General..............................................3
         2        Record Date for Meetings and Other Purposes .........3
         3        Notices..............................................4
         4        Place of Meeting.....................................4
         5        Quorum...............................................4
         6        Required Vote........................................4
         7        Conduct of Shareholders' Meeting.....................4
         8        Order of Business....................................5
         9        Proxies..............................................5
         10       Abstentions and Broker Non-Votes.....................5
         11       Special Meetings.....................................6
         12       Action Without Meeting...............................6

ARTICLE V  TRUSTEES' MEETINGS

         1        Meetings.............................................6
         2        Quorum...............................................6
         3        Notices..............................................6
         4        Place of Meeting.....................................7



                                      (i)

         5        Special Action.......................................7
         6        Action by Consent....................................7

ARTICLE VI  SHARES OF BENEFICIAL INTEREST

         1        Beneficial Interest..................................7
         2        Transfers; Share Certificates........................7

ARTICLE VII  INSPECTION OF BOOKS.......................................8

ARTICLE VIII  CUSTODIAN................................................8

ARTICLE IX  MISCELLANEOUS PROVISIONS

         1        Seal.................................................11
         2        Fiscal Year..........................................11
         3        Reports to Shareholders..............................11
         4        Voting of Securities.................................11
         5        Evidence of Authority................................11
         6        Declaration of Trust.................................11
         7        Severability.........................................11
         8        Pronouns.............................................11










                                      (ii)

                          AMENDED AND RESTATED BY-LAWS


                                       of

                              PIONEER GROWTH TRUST


         All capitalized terms not otherwise defined shall have the respective meanings given them in the Amended and Restated Declaration of Trust of Pioneer Growth Trust dated December 7, 1993.

                                    ARTICLE I

SECTION 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

SECTION 2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.


                                   ARTICLE II

                           Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a Chairman, a President, a Treasurer, a Secretary and such other officers with such other titles as provided for herein or as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The Chairman and President shall be chosen annually by and from the Trustees.

         Two or more offices may be held by a single person except the office of Secretary. The officers shall hold office until their successors are duly chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which shall take effect upon such filing unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the Trustees.

SECTION 4. Vacancies. The Trustees may fill any vacancy occur- ring in any office for any reason and may, in their discretion, leave unfilled for such period as they may determine any offices other than those of Chairman, President, Treasurer and Secretary. Each such successor shall hold office until his successor is duly chosen and qualified.


                                   ARTICLE III

                   Powers and Duties of Officers and Trustees

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

SECTION 2. Executive and Other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, and such other powers and duties as the Trustees may from time to time delegate to such Committee. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Trustees.

SECTION 3. Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees and he may be the chief executive, financial and accounting officer of the Trust. The Chairman may also perform such other duties as the Trustees may from time to time designate.

SECTION 4. President. The President shall be the chief operating officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. The President shall have full power and authority to bind the Trust and in connection therewith may execute and deliver in the name and on behalf of the Trust any and all agreements, instruments, notes and writings of any nature that he may consider necessary or appropriate in connection with the management of the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 5. Treasurer. The Treasurer may be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank(s) or trust compan(ies) as the Trustees shall employ as Custodian(s) in accordance with Section 3.6 of the Declaration of Trust and these By-Laws. He shall have the custody of the seal of the Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall me preserved upon its records, and he shall furnish such other reports regarding its business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to all of the foregoing as the Trustees or the President may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings.

         The Secretary shall perform such duties and possess such powers additional to the foregoing as the Trustees or the President may from time to time designate.

SECTION 7. Vice Presidents. Each Vice President of the Trust shall perform such duties and possess such powers as the Trustees or the President may from time to time designate. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Trustees) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 8. Assistant Treasurer. The Assistant Treasurer of the Trust shall perform such duties and possess such powers as the Trustees, the President or the Treasurer may from time to time designate.

SECTION 9. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                   ARTICLE IV

                             Shareholders' Meetings

SECTION 1. General. Voting powers and meetings of Shareholders shall be governed by applicable provisions of law, the Declaration of Trust and as hereinafter provided by these By-Laws.

SECTION 2. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to roe of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period. Not exceeding thirty (30) days, as the Trustees may determine, without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes.

SECTION 3. Notices. Except as provided in the Declaration of Trust, notices of any special meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least ten days before the meeting, to such address as may be registered with the Trust by the Shareholder.

SECTION 4. Place of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts or at such other place in the United States as the Trustees may designate.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of beneficial interest issued and outstanding and entitled to vote ("Outstanding Shares") shall constitute a quorum for the transaction of any business at all meetings of the Shareholders except as otherwise provided by law, the Declaration of Trust or these By-Laws. In the absence of the required quorum no business may be transacted, except that the holders of a majority of the Outstanding Shares present in person or by proxy at the meeting may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of Shares outstanding shall be so present. At any such adjourned meeting at which the required quorum may be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6. Required Vote. On any matter brought before a meeting of Shareholders, a vote of a majority of the Outstanding Shares present in person or by proxy at the meeting is required to approve such matter, except as otherwise required by law, the Declaration of Trust or any other provision of the By-Laws.

SECTION 7. Conduct of Shareholders' Meetings. At each meeting of the Shareholders, the Chairman of the Board of Trustees (if one has been designated by the Board of Trustees), or if the Chairman of the Board of Trustees is absent or unable to act, the President, or if the President is absent or unable to act, a Vice President, or if none of them are present or able to act a chairman to be elected at the meeting, shall act as chairman of the meeting. The Secretary of the Trust, or if the Secretary is absent or unable to act, an Assistant Secretary, or if none are present or able to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.

SECTION 9. Proxies. At any meeting of Shareholders, any holder of Outstanding Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional Shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

SECTION 10. Abstentions and Broker Non-Votes. Outstanding Shares represented at a meeting in person or by proxy (including Outstanding Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Outstanding Shares that are present and entitled to vote for purposes of determining the number of Outstanding Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Outstanding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

SECTION 11. Special Meetings. Special meetings of the Shareholders may be called in accordance with the provisions of the Declaration of Trust. If the Secretary, when ordered or requested to hold a special meeting of the Shareholders, refuses or neglects for more than two days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 12. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                    ARTICLE V

                               Trustees' Meetings

SECTION 1. Meetings. Meetings of the Trustees shall be called orally or in writing by the Chairman or at his order or direction to the Secretary or by any two other Trustees by written request to the Secretary, and if the Secretary when so requested refuses or fails for more than one day to call such meeting, the Chairman, or such two other Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

SECTION 2. Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business.

SECTION 3. Notices. Except as otherwise provided, notice of any meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by telephoning him or by sending to him at least one day before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting.

SECTION 4. Place of Meeting. All meetings of the Trustees shall be held at the principal place of business of the Trust in Boston, Massachusetts, or such other place within or without the Commonwealth as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place. Meetings may be held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 5. Special Action. When all the Trustees shall be present at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 6. Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meetings, or by telephone consent provided a majority of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes, provided, however, no such consent shall be effective if the Investment Company Act of 1940 requires that a particular action be taken only at a meeting of the Trustees.


                                   ARTICLE VI

                          Shares of Beneficial Interest

SECTION 1. Beneficial Interest. The beneficial interest in the Trust and the status of the owners thereof shall be defined, established and governed by applicable provisions of law, the Declaration of Trust and as herein provided by these By-Laws.

SECTION 2. Transfers: Share Certificates. (a) Shares may be transferred on the books of the Trust by written request to the Trust or its transfer agent, with such proof of authority or the authenticity of the signature as the Trust or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Declaration of Trust or by these By-Laws, the Trust shall be entitled to treat the record holder of shares of beneficial interest as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Trust in accordance with the requirements of these By-Laws.

         (b)  The  Trustees   may   authorize   the  issuance  of   certificates
representing Shares and adopt rules governing the transfer of Shares, whether or not represented by certificates.

                                   ARTICLE VII

                               Inspection of Books

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.


                                  ARTICLE VIII

                                    Custodian

         The Custodian(s) employed by the Trust pursuant to Section 3.6 of the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

         (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian(s)


         (b) The Custodian(s) will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian(s) and the Trustees may approve. The Custodian(s) shall have the sole power to draw upon any such account.


         (c) The Custodian(s) shall release and deliver securities owned by the Trust in the following cases only:

                  (1) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

                  (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian(s);

                  (3) To the issuer thereof or its agent for transfer into the name of the Trust, the Custodian(s) or nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian(s);

                  (4) To the broker selling the same for examination, in accord with the "street delivery" custom;

                  (5)      For  exchange or  conversion  pursuant to any plan of
                           merger,       consolidation,        recapitalization,
                           reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian(s);

                  (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (7) To any pledge by way of pledge or hypothecation to secure any loan; and

                  (8) For deposit in a system for the central handling of securities.

         (d) The Custodian(s) shall pay out moneys of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian(s), or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in
                  (c), or for the redemption or repurchase of Shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these By-laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian(s) in advance of receipt of the securities purchased, the Custodian(s) shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian(s).

         (e) The Custodian(s) shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

         The contract between the Trust and the Custodian(s) may contain any such other provisions not inconsistent with the provisions of Section 3.6 of the Declaration of Trust or with these By-laws as the Trustees may approve.

         Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian(s) to continue to serve, the Custodian(s) shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and moneys held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian(s) shall deliver and pay over all property of the Trust held by it as specified in such vote.

         Such contract shall also provide that, pending appointment of a successor custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian(s) shall not deliver funds and property of the Trust to the Trust, but it may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

         Any sub-custodian employed by the Custodian(s) pursuant to authorization to do so granted by the Trust pursuant to Section 3.6 of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.


                                   ARTICLE IX

                            Miscellaneous Provisions

SECTION 1. Seal. The seal of the Trust shall be circular in form bearing the inscription:

                             "PIONEER GROWTH TRUST"

                      "A MASSACHUSETTS BUSINESS TRUST 1990"

SECTION 2. Fiscal Year. The fiscal year of the Trust shall be the period of twelve months ending on the last day of October in each calendar year or such other date as the Board of Trustees may determine.

SECTION 3. Reports to Shareholders. The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

SECTION 4. Voting of Securities. Except as the Trustees may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Trust (with or without power of substitution) at any meeting of stockholders or shareholders of any corporation or other organization, the securities of which may be held by the Trust.

SECTION 5. Evidence of Authority. A certificate by the Secretary or Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, Trustees, any committee or any officer or representative of the Trust shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 6. Declaration of Trust. All references in these By-Laws to the Declaration of Trust shall be deemed to refer to the Amended and Restated Declaration of Trust of the Trust dated December 7, 1993, as amended and in effect from time to time.

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SECTION 7.  Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws or the Declaration of Trust.

SECTION 8. Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.




















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